Exhibit 99.1

Company Contact:	Investor Contact:
Angela Cincotta	Sharon Merrill Associates
(978) 656-3594	(617) 542-5300
acincotta@trcsolutions.com	trr@investorrelations.com

TRC Completes Acquisition of Willbros Professional Services
Acquisition expands growth opportunities in Oil and Gas nationally

Lowell, MASS, Dec. 1, 2015 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, environmental consulting and construction management services to the energy, environmental and infrastructure markets, announced today that it has completed the previously announced acquisition of the Professional Services business segment of Willbros Group (NYSE: WG) in an all cash transaction valued at $130 million. TRC expects the transaction to be accretive to fiscal 2016 EBITDA (before one-time transaction and integration expenses) and to Fiscal 2017 net income. Willbros Professional Services becomes the fourth operating segment in the TRC portfolio and will be called “Pipeline Services.”

“Willbros Professional Services is a transformational acquisition for TRC, continuing our profitable growth strategy of investing in complementary businesses with strong market fundamentals,” said TRC Chairman & Chief Executive Officer Christopher P. Vincze. “We anticipate a rapid and smooth integration. Our sales development teams already have begun working on new project opportunities, and clients are applauding the introduction of our new platform.

“The addition of Pipeline Services as the fourth operating segment in our portfolio positions TRC as the leading provider of end-to-end solutions in both the Power and Oil & Gas markets,” Vincze said. “We believe the combination of our two businesses will provide immediate and long-term value to our clients. We welcome Willbros Professional Services to our team.”

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Exhibit 99.1

About TRC’s Pipeline Services (formerly Willbros Professional Services)
Headquartered in Tulsa, OK, and led by Ed Wiegele, SVP, TRC Pipeline Services has approximately 850 employees in nine offices, nationwide. It has a premier reputation as a provider of innovative pipeline and facilities engineering, EPC/EPCM, field services and integrity services to the oil and gas transmission and midstream markets, as well as at government facilities. The segment’s 2014 gross revenue was approximately $209 million.

About TRC
A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, environmental consulting and construction management firm that provides integrated services to the energy, environmental, infrastructure and pipeline services markets. TRC serves a broad range of commercial, industrial and governmental clients, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995